                                                               Exhibit 10(cviii)

                                                                  Execution Copy



                                  $350,000,000


                                CREDIT AGREEMENT


                                  dated as of


                               February 28, 1995


                                     among


                     NACCO Materials Handling Group, Inc.,


                            The Banks Listed Herein,


                          The Co-Agents Listed Herein


                                      and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent


                          ____________________________

                                  Arranged by:


                         J.P. Morgan Securities, Inc.,
                            BA Securities, Inc., and
                           Citicorp Securities, Inc.,

                                as Co-Arrangers

                               TABLE OF CONTENTS


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                                               ARTICLE 1

                                              DEFINITIONS

    1.1.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.2.  Accounting Terms and Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    1.3.  Types of Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21


                                               ARTICLE 2

                                              THE CREDITS

    2.1.  Commitments to Lend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    2.2.  Extension of Termination Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    2.3.  Notice of Committed Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    2.4.  Money Market Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    2.5.  Alternative Currency Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    2.6.  Notice to Banks; Funding of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    2.7.  Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    2.8.  Maturity of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    2.9.  Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    2.10. Facility Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    2.11. Optional Termination or Reduction of Commitments    . . . . . . . . . . . . . . . . . . .  37
    2.12. Method of Electing Interest Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    2.13. Mandatory Termination of Commitments    . . . . . . . . . . . . . . . . . . . . . . . . .  39
    2.14. Optional Prepayments    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    2.15. General Provisions as to Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    2.16. Funding Losses    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    2.17. Computation of Interest and Fees    . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    2.18. Regulation D Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    2.19. Judgment Currency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42


                                               ARTICLE 3

                                              CONDITIONS

    3.1.  Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    3.2.  Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


                                               ARTICLE 4

                                     REPRESENTATIONS AND WARRANTIES

    4.1.  Corporate Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    4.2.  Corporate and Governmental Authorization; No Contravention  . . . . . . . . . . . . . . .  45


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
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    4.3.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    4.4.  Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    4.5.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    4.6.  Compliance with Laws.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    4.7.  Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    4.8.  Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    4.9.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    4.10. Subsidiaries    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    4.11. No Regulatory Restrictions on Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    4.12. Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    4.13. Solvency.  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


                                                          ARTICLE 5

                                                          COVENANTS

    5.1.  Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    5.2.  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    5.3.  Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    5.4.  Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    5.5.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    5.6.  Inspection of Property, Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    5.7.  Mergers and Sales of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    5.8.  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    5.9.  Negative Pledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    5.10. Debt Ratio    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
    5.11. Debt of Subsidiaries    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
    5.12. Interest Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    5.13. Minimum Consolidated Net Worth    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    5.14. Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    5.15. Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    5.16. Consolidated Capital Expenditures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    5.17. Accommodation Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    5.18. Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    5.19. Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                                          ARTICLE 6

                                                          DEFAULTS


    6.1.  Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    6.2.  Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                                                         ARTICLE 7

                                                         THE AGENT

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    7.1.  Appointment and Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    7.2.  Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    7.3.  Action by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    7.4.  Consultation with Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    7.5.  Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    7.6.  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    7.7.  Credit Decision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
    7.8.  Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
    7.9.  Agent's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65


                                               ARTICLE 8

                                        CHANGE IN CIRCUMSTANCES

    8.1.  Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . . . . .  66
    8.2.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    8.3.  Increased Cost and Reduced Return   . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    8.4.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    8.5.  Base Rate Loans Substituted for Affected Fixed Rate Loans   . . . . . . . . . . . . . . .  71
    8.6.  Substitution of Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71


                                               ARTICLE 9

                                             MISCELLANEOUS

    9.1.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    9.2.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    9.3.  Expenses; Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    9.4.  Sharing of Set-Offs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    9.5.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
    9.6.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
    9.7.  Collateral.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
    9.8.  Release of Existing Security Interests and Existing Guaranties  . . . . . . . . . . . . .  77
    9.9.  Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
    9.10. WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    9.11. Governing Law; Submission to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . .  78
    9.12. Counterparts; Integration; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . .  78

Pricing Schedule


Exhibit A -  Note
Exhibit B -  Form of Money Market Quote Request
Exhibit C -  Form of Invitation for Money Market Quotes
Exhibit D -  Form of Money Market Quote

Exhibit E -  Form of Alternative Currency Quote Request
Exhibit F -  Form of Alternative Currency Quote
Exhibit G -  Opinion of Jones, Day, Reavis & Pogue,
               Special Counsel for the Borrower
Exhibit H -  Opinion of Bergen I. Bull, Esq., General Counsel for
               the Borrower
Exhibit I -  Opinion of Davis Polk & Wardwell, Special Counsel
               for the Agent
Exhibit J -  Form of Assignment and Assumption Agreement
Exhibit K -  Form of Extension Request
Exhibit L -  Existing Liens
Exhibit M -  Existing Investments
Exhibit N -  Existing Accommodation Obligations

                                CREDIT AGREEMENT


             AGREEMENT dated as of February 28, 1995 among NACCO MATERIALS HANDLING GROUP, INC., the BANKS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                             W I T N E S S E T H :


             WHEREAS, the Borrower is a wholly-owned Subsidiary of Hyster-Yale Materials Handling, Inc. ("Holdings");

             WHEREAS, approximately 97% of the common stock of Holdings is owned by NACCO Industries, Inc. ("NACCO Industries");

             WHEREAS, Holdings, the Borrower, the banks party thereto and Citicorp North America, Inc., as agent, are parties to an Amended and Restated Credit Agreement dated as of July 30, 1993 (as amended from time to time, the "Existing Credit Agreement") under which (i) revolving credit loans are outstanding from time to time to the Borrower and (ii) term loans are outstanding to Holdings;

             WHEREAS, the Borrower desires to replace the Existing Credit Agreement with this Agreement;

             WHEREAS, Holdings desires to prepay (i) the term loans outstanding to it under the Existing Credit Agreement and (ii) its outstanding Subordinated Debentures, and to obtain the funds required for such prepayments from the Borrower; and

             WHEREAS, the Borrower desires to have available to it a revolving credit facility in the aggregate amount of $350,000,000 pursuant to which it may borrow the funds required (i) to enable Holdings to prepay said outstanding term loans and Subordinated Debentures, (ii) to repay all revolving credit loans outstanding to the Borrower under the Existing Credit Agreement and (iii) to meet the working capital needs of the Borrower and its Subsidiaries and for other general corporate purposes;

             NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS


             SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

             "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.4.

             "Accommodation Obligation" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Accommodation Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. For purposes hereof, the amount of any Accommodation Obligation shall be deemed to be the principal amount of the Debt which it guarantees or otherwise supports.

             "Adjusted CD Rate" has the meaning set forth in Section 2.9(b).

             "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

             "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person which is controlled by or is under common control with a Controlling Person or (iii) any Person in which the Borrower or any Controlling Person (or any Subsidiary of the Borrower or a Controlling Person) has an investment that is reflected in the consolidated financial statements of the Borrower or such Controlling Person under the equity method of accounting; provided that the term "Affiliate" shall not include the Borrower or any Subsidiary of the Borrower. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

             "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

             "Alternative Currency" means any currency other than Dollars which is freely transferable and convertible into Dollars.


             "Alternative Currency Business Day" means, with respect to any Alternative Currency Loan, a Euro-Dollar Business Day on which commercial banks are open for international business (including the clearing of currency transfers in the relevant Alternative Currency) in the principal financial center of the home country of such Alternative Currency.

             "Alternative Currency Lending Office" means, as to each Bank with respect to each Alternative Currency Loan made by it, its office, branch or affiliate identified in the relevant Alternative Currency Quote as its Alternative Currency Lending Office for such Loan, or such other office, branch or affiliate as such Bank may thereafter designate as its Alternative Currency Lending Office for such Loan by notice to the Borrower.

             "Alternative Currency Loan" means a loan to be made by a Bank in an Alternative Currency pursuant to Section 2.5.

             "Alternative Currency Loan Report" has the meaning set forth in
Section 2.5(g).

             "Alternative Currency Quote" means an offer by a Bank to make an Alternative Currency Loan in accordance with Section 2.5.

             "Alternative Currency Quote Request" means a request, substantially in the form of Exhibit E hereto, to be sent to the Banks by the Borrower pursuant to Section 2.5(b), requesting Alternative Currency Quotes for one or more proposed Alternative Currency Borrowings.

             "Alternative Currency Rate" has the meaning set forth in Section 2.5(c).
             "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar

Loans, its Euro-Dollar Lending Office, (iii) in the case of its Money Market Loans, its Money Market Lending Office, and (iv) in the case of each of its Alternative Currency Loans, its Alternative Currency Lending Office for such Loan.

             "Assessment Rate" has the meaning set forth in Section 2.9(b).

             "Assignee" has the meaning set forth in Section 9.6(c).

             "Average Debt Ratio" has the meaning set forth in the Pricing Schedule.

             "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

             "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

             "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

             "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

             "Borrower" means NACCO Materials Handling Group, Inc., a Delaware corporation, and its successors.

             "Borrowing" has the meaning set forth in Section 1.3.

             "CD Base Rate" has the meaning set forth in Section 2.9(b).

             "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

             "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             "CD Rate" means a rate of interest determined pursuant to Section 2.9(b) on the basis of an Adjusted CD Rate.

             "CD Reference Banks" means Bank of America National Trust and Savings Association, The Bank of Nova Scotia and Morgan Guaranty Trust Company of New York.

             "Closing Date" means the date on or after the Effective Date on which the Agent shall have received all the items specified in or pursuant to
Section 3.1.

             "Commitment" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on said signature pages or (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.6(c), in each case as such amount may be reduced from time to time pursuant to Section 2.11 or changed as a result of an assignment pursuant to Section 9.6(c).

             "Committed Loan" means a Loan made by a Bank pursuant to Section 2.1; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

             "Consolidated Capital Expenditures" means, for any Fiscal Year, the gross amount of all additions to the property, plant and equipment or similar fixed asset accounts of the Borrower and its Subsidiaries for such Fiscal Year, excluding:

             (i) the book value of any equipment traded in as part of the consideration given to acquire new equipment;

             (ii) expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced;

             (iii) expenditures in connection with the acquisition by the Borrower of rental units for its rental fleet; and

             (iv) an amount equal to all cash reimbursements actually received by the Borrower and its Subsidiaries during such Fiscal Year from any governmental body or agency in connection with grants for capital expenditures.

             "Consolidated EBITDA" means, for any period, (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) depreciation and amortization expense, (ii) Consolidated Interest Expense,
(iii) foreign, federal, state and local income taxes, (iv) extraordinary losses, (v) equity in losses of unconsolidated Subsidiaries and Affiliates and
(vi) accruals for long-term deferred compensation (net of cash payments of deferred compensation accrued in prior periods) minus (c) to the extent included in determining Consolidated Net Income for such period, (vii) extraordinary gains and (viii) equity in earnings of unconsolidated Subsidiaries and Affiliates for such period.

             "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Borrower and its Subsidiaries for such period; provided that (i) for any period prior to the Holdings Merger, such Consolidated Interest Expense shall be calculated with respect to Holdings and its Subsidiaries on a consolidated basis and (ii) Consolidated Interest Expense shall not include any premium paid in connection with the redemption of the Subordinated Debentures, any amortization of such premium or any amortization of deferred financing fees.

             "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period (taken as a single accounting period); provided that, for any period prior to the Holdings Merger, such Consolidated Net Income shall be determined with respect to Holdings and its Subsidiaries on a consolidated basis.

             "Consolidated Net Worth" means, at any date, the sum of (x) the consolidated stockholders' equity of the Borrower and its Subsidiaries determined as of such date (excluding any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if specified events or conditions occur or exist or otherwise) plus (y) the Foreign Currency Translation Adjustment (which may be a positive or a negative number); provided that, at any date prior to the Holdings Merger, Consolidated Net Worth shall be determined with respect to Holdings and its Subsidiaries on a consolidated basis.

             "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business but only if and so long as the same are payable on conventional terms (not exceeding 270 days), are not overdue by more than 90 days or are being contested in good faith, (iv) all obligations of such Person as lessee under capital leases, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument and (vi) all obligations of the foregoing types secured by a Lien on any asset of such Person, whether or not the obligations so secured are otherwise obligations of such Person; provided that the term "Debt" shall not include obligations under the Tax Sharing Agreement.

             "Debt Ratio" means, at any time, the ratio of (i) Total Debt at such time to (ii) Total Capital at such time.

             "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

             "Dollar-Denominated" means (i) when used with respect to a Loan, that such Loan was made or is to be made in Dollars and (ii) when used with respect to a Borrowing, that such Borrowing is comprised of Loans made or to be made in Dollars.

             "Dollar Equivalent" means, with respect to any Alternative Currency Loan at any time, the amount of Dollars that would be obtained by converting the then outstanding principal amount of such Alternative Currency Loan into Dollars at the spot rate for the purchase of Dollars with the relevant Alternative Currency as quoted by the Agent at approximately 9:30 A.M. (New York City time) on the second Alternative Currency Business Day prior to the date on which such Alternative Currency Loan was made. Whenever a percentage of the aggregate outstanding principal amount of the Loans is to be calculated hereunder, Alternative Currency Loans shall be included in such calculation at their respective Dollar Equivalents.

             "Dollars" and the sign "$" mean lawful money of the United States.

             "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

             "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Domestic Loans" means CD Loans or Base Rate Loans or both.

             "Domestic Reserve Percentage" has the meaning set forth in Section 2.9(b).

             "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.12.

             "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

             "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

             "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

             "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

             "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

             "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.9(c) on the basis of a London Interbank Offered Rate.

             "Euro-Dollar Reference Banks" means the principal London offices of Bank of America National Trust and Savings Association, The Bank of Nova Scotia and Morgan Guaranty Trust Company of New York.

             "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

             "Event of Default" has the meaning set forth in Section 6.1.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Existing Credit Agreement" has the meaning set forth in the third WHEREAS clause at the beginning of this Agreement.

             "Existing Guaranties" means collectively (i) the Holdings Guaranty, (ii) the New Nacq I Guaranty, (iii) the Yale Intercompany Guaranty and (iv) the Hyster Intercompany Guaranty, as each of such terms is defined in the Existing Credit Agreement.

             "Existing Security Agreements" means the Security Agreements and the Pledge Agreements, as each of such terms is defined in the Existing Credit Agreement.

             "Existing Term Loans" means the term loans to Holdings outstanding under the Existing Credit Agreement.

             "Extending Bank" means, in connection with any extension of Termination Dates pursuant to Section 2.2, any Bank that agrees to such extension.

             "Facility Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

             "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

             "Final Termination Date" means February 28, 2000 or, if Banks having at least 75% of the aggregate amount of the Commitments shall have extended their respective Termination Dates pursuant to Section 2.2, the latest date to which any of the Commitments shall have been so extended.

             "Fiscal Quarter" means (i) for any period prior to the Holdings Merger, a fiscal quarter of Holdings and (ii) for any period after the Holdings Merger, a fiscal quarter of the Borrower.

             "Fiscal Year" means (i) for any period prior to the Holdings Merger, a fiscal year of Holdings and (ii) for any period after the Holdings Merger, a fiscal year of the Borrower.

             "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1) or Alternative Currency Loans or any combination of the foregoing.

             "Foreign Currency Translation Adjustment" means, at any date, the amount, either positive or negative, obtained by subtracting the cumulative foreign currency translation adjustment at such date from $10,511,000.

             "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which the Borrower's independent public accountants have concurred) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries theretofore delivered to the Banks (or, if no audited financial statements of the Borrower and its Subsidiaries have been so delivered, the most recent audited consolidated financial statements of Holdings and its Subsidiaries theretofore delivered to the Banks).

             "Group of Loans" means at any time a group of Committed Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time,
(ii) all Euro-Dollar Loans having the same Interest Period at such time or
(iii) all CD Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

             "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

             "Holdings" means Hyster-Yale Materials Handling Inc., a Delaware corporation, and its successors.

             "Holdings' Latest Form 10-Q" means Holdings' quarterly report on Form 10-Q for the quarter ended September 30, 1994, as filed with the SEC pursuant to the Exchange Act.

             "Holdings Merger" means a merger of Holdings and the Borrower, in which the Borrower is the surviving corporation.

             "Holdings' 1993 Form 10-K" means Holdings' annual report on Form 10-K for its fiscal year ended December 31, 1993, as filed with the SEC pursuant to the Exchange Act.

             "Indemnitee" has the meaning set forth in Section 9.3(b).

             "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of (i) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended to (ii) Consolidated Interest Expense for such period.

             "Interest Period" means: (1) with respect to each Euro-Dollar Loan of each Bank, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after such Bank's Termination Date shall end on such Bank's Termination Date.

             (2) with respect to each CD Loan of each Bank, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

             (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar

    Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after such Bank's Termination Date shall end on such Bank's Termination Date.

             (3) with respect to each Money Market LIBOR Loan of each Bank, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.4; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after such Bank's Termination Date shall end on such Bank's Termination Date.

             (4) with respect to each Money Market Absolute Rate Loan of each Bank, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.4; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after such Bank's Termination Date shall end on such Bank's Termination Date.

             (5) with respect to each Alternative Currency Loan of each Bank, the period commencing on the date such Loan is made and ending on the date specified by the Borrower in the applicable Alternative Currency Quote Request; provided that:

             (a) any Interest Period which would otherwise end on a day which is not an Alternative Currency Business Day shall be extended to the next succeeding Alternative Currency Business Day; and

             (b) any Interest Period which would otherwise end after such Bank's Termination Date shall end on such Bank's Termination Date.

             "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements or other financial agreements or arrangements intended to provide protection against changes in interest rates.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

             "Investment" means, as applied to any Person, (i) any purchase or other acquisition by such Person of any direct or indirect equity interest in any other Person or any Debt of any other Person (including, without limitation, Debt acquired by making a loan to such other Person), (ii) any right to acquire any such equity interest or Debt or (iii) any capital contribution by such Person to any other Person; provided that the term "Investment" shall not include (x) deposits with financial institutions available for withdrawal on demand, (y) prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business or (z) advances pursuant to the Tax Sharing Agreement.

             "Invitation for Money Market Quotes" means an invitation, substantially in the form of Exhibit C hereto, to be sent to the Banks by the Agent at the Borrower's request pursuant to Section 2.4(c), requesting offers by the Banks to make Money Market Loans.

             "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.4.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

             "Loan" means a Domestic Loan, a Euro-Dollar Loan, a Money Market Loan or an Alternative Currency Loan and "Loans" means Domestic Loans, Euro-Dollar Loans, Money Market Loans or Alternative Currency Loans or any combination of the foregoing.

             "London Interbank Offered Rate" has the meaning set forth in
Section 2.9(c).

             "Material Debt" means Debt (other than the Notes) and non-contingent Accommodation Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

             "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

             "Money Market Absolute Rate" has the meaning set forth in Section 2.4(d).

             "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

             "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1).

             "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

             "Money Market Margin" has the meaning set forth in Section 2.4(d)(ii)(C).

             "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.4.

             "Money Market Quote Request" means a request, substantially in the form of Exhibit B hereto, to be sent to the Agent by the Borrower pursuant to
Section 2.4(b), requesting Money Market Quotes for one or more proposed Money Market Borrowings.

             "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

             "NACCO Industries" means NACCO Industries, Inc., a Delaware corporation, and its successors.

             "Non-Extending Bank" means, in connection with any extension of Termination Dates pursuant to Section 2.2, a Bank that does not agree to such extension.

             "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

             "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.3) or a Notice of Money Market Borrowing (as defined in
Section 2.4(f)) or a Notice of Alternative Currency Borrowing (as defined in
Section 2.5(d)).

             "Notice of Interest Rate Election" has the meaning set forth in
Section 2.12.

             "Operating Agreements" means:

             (i) the arrangements and agreements between the Borrower and AT&T Commercial Finance Corporation pursuant to (a) the Third Amended and Restated Operating Agreement dated as of November 21, 1985, as amended from time to time, and (b) the Second Amended and Restated Operating Agreement dated as of February 16, 1984, as amended from time to time and


             (ii) the arrangements and agreements between the Borrower, Yale Financial Services, Inc. and General Electric Capital Corporation pursuant to (a) the Joint Venture and Shareholders Agreement dated November 8, 1989, as amended from time to time, (b) the Remarketing Services Agreement dated November 8, 1989, as amended from time to time, (c) the Guaranty in favor of General Electric Capital Corporation dated November 8, 1989, as amended from time to time, (d) the Letter Agreement made in connection with the Administrative Services Agreement dated November 8, 1989, as amended from time to time, (e) the Letter Agreement made in connection with any guaranties which may be provided by the Borrower to either Yale Financial Services, Inc. or General Electric Capital Corporation dated November 8, 1989, as amended from time to time, (f) the Capital Contribution Agreement dated November 29, 1989 as amended from time to time, and (g) the Guaranty and Indemnity Agreement dated June 30, 1988, as amended from time to time.

             "Parent" means, with respect to any Bank, any Person controlling such Bank.

             "Participant" has the meaning set forth in Section 9.6(b).

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

             "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

             "Pricing Level" refers to the determination of which of Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V (as each of such terms is defined in the Pricing Schedule) applies on any day.

             "Pricing Schedule" means the Pricing Schedule attached hereto.

             "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

             "Quarterly Date" means any March 31, June 30, September 30 or December 31.

             "Rate Period" has the meaning set forth in the Pricing Schedule.

             "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

             "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "Replaced Bank" has the meaning set forth in Section 8.6(a).

             "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

             "Responsible Officer" means, with respect to the Borrower or any Subsidiary, its chairman, its president, any of its vice presidents who are corporate officers or any comparable officer.

             "Restricted Payment" means (i) any dividend or other distribution on any shares of the capital stock of the Borrower or Holdings (except dividends payable solely in shares of such capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such capital stock or (b) any option, warrant or other right to acquire shares of such capital stock; provided that the term "Restricted Payment" shall not include (x) payments of fees and allocated expenses to NACCO Industries not exceeding $2,500,000 in any Fiscal Year or (y) any payment made with respect to convertible debt securities prior to conversion.

             "SEC" means the United States Securities and Exchange Commission.

             "Specified Covenant Release Date" means the last day of any Fiscal Quarter if, but only if, (i) the Interest Coverage Ratio is equal to or higher than 4.5 to 1 at the end of such Fiscal Quarter and also at the end of the immediately preceding Fiscal Quarter and (ii) the Average

Debt Ratio is less than 0.37 to 1 for each of said two consecutive Fiscal Quarters.

             "Subordinated Debentures" means the 12.375% Senior Subordinated Debentures due 1999 issued by Holdings and outstanding at December 31, 1994 in the aggregate principal amount of $78,524,000.

             "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

             "Substitute Bank" has the meaning set forth in Section 8.6(a).

             "Sumitomo-Yale" means Sumitomo Yale Company Limited, a joint venture in Japan between the Borrower and Sumitomo Heavy Industries Ltd.

             "Sumitomo-Yale Investments" means, for any Fiscal Year, the aggregate amount of all Investments made by Holdings, the Borrower and the Borrower's Subsidiaries in Sumitomo-Yale during such Fiscal Year.

             "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of October 12, 1990 (the "Existing Tax Sharing Agreement") among NACCO Industries and certain of its affiliates (including the Borrower and its Subsidiaries) providing for the allocation of United States federal income tax liability and related intercompany payments; provided that the Existing Tax Sharing Agreement may be replaced at any time by an Amended Tax Sharing Agreement substantially in the form heretofore delivered to each of the Banks, in which case the term "Tax Sharing Agreement" shall refer to such Amended Tax Sharing Agreement with respect to all periods ending after the effective date thereof and to the Existing Tax Sharing Agreement with respect to all periods ending on or before such effective date.

             "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any Bank, or any other bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of any Bank, or any other bank or trust company meeting the criteria specified in clause (iii) above, or (v) in the case of any Subsidiary located in a jurisdiction outside the United States, Investments in such jurisdiction that are comparable in nature and credit quality to the Investments described in clauses (i) through (iv) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

             "Termination Date" means, with respect to each Bank, February 28, 2000 or such later date, if any, to which such Bank shall have extended its Termination Date pursuant to Section 2.2; provided that, if any such day is not a Euro-Dollar Business Day, such Bank's Termination Date shall be the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Bank's Termination Date shall be the next preceding Euro-Dollar Business Day.

             "Total Capital" means, at any date, the sum of (i) Total Debt at such date and (ii) Consolidated Net Worth at such date.

             "Total Debt" means, at any date, the consolidated Debt of the Borrower and its Subsidiaries at such date; provided that, at any date prior to the Holdings Merger, Total Debt shall be determined with respect to Holdings and its Subsidiaries on a consolidated basis.

             "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

             "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

             SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

             SECTION 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (e.g., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.4 in which the Bank participants are determined by the Agent on the basis of their bids).


                                   ARTICLE 2

                                  THE CREDITS


             SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Dollar-Denominated loans to the Borrower pursuant to this Section from time to time prior to such Bank's Termination Date; provided that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of at least $10,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.14, and reborrow at any time prior to the Final Termination Date under this Section.

             SECTION 2.2. Extension of Termination Dates. Each Bank's Termination Date may be extended, in the manner set forth in this Section, on June 30, 1996 and on each anniversary of such date (each an "Extension Date"), in each case to a date one year after such Bank's Termination Date provided for herein immediately before such extension. If the Borrower wishes to request an extension of the Termination Dates on any Extension Date, it shall send a request for such extension (an "Extension Request"), in substantially the form of Exhibit K hereto, to each Bank not less than 30 nor more than 60 days prior to such Extension Date. Each Bank that is willing to extend its Termination Date as requested by the Borrower will use its best efforts to sign and deliver such Extension Request to the Agent before such Extension Date. If the Agent receives, before such Extension Date, copies of said Extension Request signed by Banks having at least 75% of the aggregate amount of Commitments, (i) the Termination Date of each Bank that signs such Extension Request shall be extended to the date specified in such Extension Request, (ii) the Agent shall notify the Borrower and the Banks of the extension of such Termination Dates and (iii) the Agent shall notify the Borrower and the Banks of the identity of each Non- Extending Bank, if any. The Borrower shall have the right at any time to replace any Non-Extending Bank with one or more Substitute Banks as provided in Section 8.6.

             SECTION 2.3. Notice of Committed Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing,
(y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

             (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

             (ii)  the aggregate amount of such Borrowing;

             (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate, or a Euro-Dollar Rate; and

             (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, the total number of Groups of Loans at any one time outstanding shall not exceed fifteen.

             SECTION 2.4. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, the Borrower may, as set forth in this Section, request the Banks to make offers to make Dollar-Denominated Money Market Loans to the Borrower from time to time prior to the Final Termination Date. Any Bank may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers as set forth in this Section.

             (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by facsimile transmission a Money Market Quote Request so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

             (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

            (ii) the aggregate amount of such Borrowing, which shall be at least $5,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

           (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

             (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

             (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes; provided that a Non-Extending Bank may not make such an offer if the Interest Period specified by the Borrower ends after such Bank's Termination Date. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its office referred to in Section 9.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

             (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

             (A)  the date of the proposed Borrowing,

             (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

             (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

             (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

             (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

             (iii)  Any Money Market Quote shall be disregarded if it:

             (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

             (B)  contains qualifying, conditional or similar language;

             (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

             (D)  arrives after the time set forth in subsection (d)(i).

             (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market

Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

             (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

             (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

            (ii) the principal amount of each Money Market Borrowing must be at least $5,000,000;

           (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

            (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

             (g) Allocation by Agent. If offers are made by two or more Banks at the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000 as the Agent may deem appropriate) in proportion to the principal amounts of such offers.

Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

             SECTION 2.5.  Alternative Currency Borrowings.

             (a) Alternative Currency Option. In addition to Committed Borrowings pursuant to Section 2.1 and Money Market Borrowings pursuant to
Section 2.4, the Borrower may, as set forth in this Section, request the Banks to make offers to make Alternative Currency Loans to the Borrower from time to time prior to the Final Termination Date. Any Bank may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers as set forth in this Section.

             (b) Alternative Currency Quote Request. When the Borrower wishes to request offers to make Alternative Currency Loans under this Section, it shall transmit to each Bank by facsimile transmission an Alternative Currency Quote Request so as to be received no later than 1:30 P.M. (New York City Time) on the third Alternative Currency Business Day prior to the date of Borrowing proposed therein (or such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Alternative Currency Quote Request for the first Alternative Currency Borrowing for which such change is to be effective) specifying:

             (i) the Alternative Currency in which such Borrowing is requested;

             (ii) the proposed date of such Borrowing, which shall be an Alternative Currency Business Day with respect to such Alternative Currency;

             (iii) the aggregate principal amount of such Borrowing (in such Alternative Currency); and

             (iv) the duration of the Interest Period applicable to such Borrowing, subject to the provisions of the definition of Interest Period.

The Borrower may request offers to make Alternative Currency Loans with more than one Interest Period in a single Alternative Currency Quote Request. No Alternative Currency Quote Request shall be given within five Alternative Currency Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Alternative Currency Quote Request.

             (c) Submission and Contents of Alternative Currency Quotes. (i) Each Bank may submit to the Borrower an Alternative Currency Quote containing an offer or offers to make Alternative Currency Loans in response to an Alternative Currency Quote Request; provided that a Non-Extending Bank may not make such an offer if the Interest Period specified by the Borrower ends after such Bank's Termination Date. Each Alternative Currency Quote must comply with the requirements of this subsection (c) and must be submitted to the Borrower by facsimile transmission at its office referred to in Section 9.1 not later than 6:30 A.M. (Portland, Oregon time) on the second Alternative Currency Business Day preceding the proposed date of the Alternative Currency Borrowing (or such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Alternative Currency Quote Request for the first Alternative Currency Loan for which such change is to be effective).

             (ii) Each Alternative Currency Quote shall be in substantially the form of Exhibit F hereto and shall in any case specify:

             (A)  the date of the proposed Borrowing,

             (B) the principal amount of the Alternative Currency Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the Commitment of the quoting Bank, (y) may not exceed the principal amount of Alternative Currency Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Alternative Currency Loans for which offers being made by such quoting Bank may be accepted,

             (C) the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Alternative Currency Rate") offered for each such Alternative Currency Loan, and

             (D)  the identity of the quoting Bank.

An Alternative Currency Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Alternative Currency Quote Request.

             (iii)  Any Alternative Currency Quote shall be disregarded if it:

             (A) is not substantially in conformity with Exhibit F hereto or does not specify all of the information required by subsection (c)(ii);

             (B)  contains qualifying, conditional or similar language;

             (C) proposes terms other than or in addition to those set forth in the applicable Alternative Currency Quote Request; or

             (D)  arrives after the time set forth in subsection (c)(i).

             (d) Acceptance and Notice by Borrower. Not later than 7:30 A.M. (Portland, Oregon time) on the second Alternative Currency Business Day preceding the proposed date of any Alternative Currency Borrowing (or such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Alternative Currency Request for the first Alternative Currency Loan for which such change is to be effective), the Borrower shall notify each of the Banks which submitted an Alternative Currency Quote of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (c). In the case of acceptance, such notice (a "Notice of Alternative Currency Borrowing") shall specify the amount of each such offer that it accepts for each Interest Period. The Borrower may accept any such offer in whole or in part; provided that:

             (i) the aggregate principal amount of each Alternative Currency Borrowing may not exceed the applicable amount set forth in the related Alternative Currency Quote Request;

            (ii) acceptance of offers may only be made on the basis of ascending Alternative Currency Rates, as the case may be; and

           (iii) the Borrower may not accept any offer that would cause the aggregate Dollar Equivalents of all Alternative Currency Loans outstanding on the date of such Alternative Currency Borrowing to exceed $75,000,000.

             (e) Allocation. If offers are made by two or more Banks at the same Alternative Currency Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Alternative Currency Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible in proportion to the principal amounts of such offers. Determinations by the Borrower of the amounts of Alternative Currency Loans shall be conclusive in the absence of manifest error.

             (f) Funding of Alternative Currency Loans. On the date of each Alternative Currency Borrowing, the Alternative Currency Lending Office of each Bank participating therein shall make available its share of such Borrowing, in such funds and at such time as may then be customary for the settlement of international transactions in such Alternative Currency, to the Borrower at such Bank's Alternative Currency Lending Office.

             (g) Reports. Immediately before (i) any Alternative Currency Loan is made, (ii) any Dollar-Denominated Loan is made at a time when one or more Alternative Currency Loans is outstanding, or (iii) the Commitments are reduced pursuant to Section 2.11 at a time when one or more Alternative Currency Loans is outstanding, the Borrower shall deliver to the Agent a report (an "Alternative Currency Loan Report") listing each Alternative Currency Loan then outstanding, the principal amount and Alternative Currency of each such Loan and the Dollar Equivalent of each such Loan. Upon receipt of each such Alternative Currency Loan Report, the Agent shall promptly notify each Bank of the contents thereof.

             SECTION 2.6. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Committed Borrowing or Notice of Money Market Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

             (b) Not later than 12:00 Noon (New York City time) on the date of each Committed Borrowing or Money Market Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.1. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

             (c) Unless the Agent shall have received notice from a Bank prior to the date of any such Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.9 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

             SECTION 2.7. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

             (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

             (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and currency of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that neither the failure of any Bank to make any such recordation or endorsement nor any error in any such endorsement shall affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

             SECTION 2.8. Maturity of Loans. (a) Each Committed Loan held by each Bank shall mature, and the principal amount thereof shall be due and payable, on such Bank's Termination Date.

             (b) Each Money Market Loan and Alternative Currency Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Loan.

             SECTION 2.9. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

             (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the Base Rate during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan at the date such payment was due and (ii) the Base Rate for such day.

             The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                      [ CDBR       ]*
             ACDR  =  [ ---------- ]  + AR
                      [ 1.00 - DRP ]

             ACDR  =  Adjusted CD Rate
             CDBR  =  CD Base Rate
              DRP  =  Domestic Reserve Percentage
               AR  =  Assessment Rate

__________
* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

             The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

             "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

             "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

             (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

             The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

             (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due.

             (e) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.9(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.4. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.4. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

             (f) Each Alternative Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Alternative Currency Rate quoted by the Bank making such Loan in accordance with Section 2.5. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Alternative Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the rate per annum at which one day deposits in the relevant Alternative Currency in an amount approximately equal to the principal amount of such Loan are offered to such Bank in the London interbank market at approximately 11:00 A.M. (London time) for such day.

             (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

             SECTION 2.10. Facility Fees. (a) The Borrower shall pay to the Agent for the account of each Bank a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) for each day from and including the Effective Date to but excluding the date of termination of such Bank's Commitment, on the amount of its Commitment (whether used or unused) on such day and (ii) for each day from and including such date of termination of such Bank's Commitment to but excluding the date on which its Loans shall be repaid in their entirety, on the outstanding principal amount of its Loans on such day.

             (b) Such facility fees shall be payable for the account of each Bank quarterly in arrears on each Quarterly Date and on the date on which its Commitment terminates in its entirety (and, if later, the date on which its Loans shall be repaid in their entirety).

             SECTION 2.11. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time, by an aggregate amount of at least $10,000,000, the aggregate amount of the Commitments in excess of the sum of (x) aggregate outstanding principal amount of the Dollar-Denominated Loans and (y) the aggregate Dollar Equivalents of the outstanding Alternative Currency Loans.

             SECTION 2.12. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

             (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

             (ii) if such Loans are CD Loans, the Borrower may elect to (x) convert such Loans to Base Rate Loans on any Domestic Business Day, (y) convert such Loans to Euro-Dollar Loans on any Euro-Dollar Business Day or
    (z) continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.16 in the case of any such conversion effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

             (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to (x) convert such Loans to Base Rate Loans or CD Loans on any Euro-Dollar Business Day or (y) continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.16 in the case of any such conversion effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Rate Loans to be continued as CD Rate Loans for an additional Interest Period, in which case such notice shall be delivered to the Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and
(ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000. If such notice is not timely received with respect to any Group of Euro-Dollar Loans or CD Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans.

             (b)     Each Notice of Interest Rate Election shall specify:

             (i) the Group of Loans (or portion thereof) to which such notice applies;

             (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

             (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such Loans are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

             (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

             (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

             SECTION 2.13. Mandatory Termination of Commitments. The Commitment of each Bank shall terminate on its Termination Date and all its Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

             SECTION 2.14. Optional Prepayments. (a) Subject in the case of any Fixed Rate Loans to Section 2.16, the Borrower may (i) upon notice to the Agent not later than 11:00 A.M. (New York City time) on the date of prepayment, prepay the Group of Base Rate Loans, (ii) upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans or
(iii) upon at least two Domestic Business Days' notice to the Agent, prepay any Group of CD Loans, in each case in whole at any time, or from time to time in part in amounts aggregating at least $10,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

             (b) The Borrower may not prepay all or any portion of the principal amount of any Money Market Loan (except a Money Market LIBOR Loan bearing interest at the Base Rate pursuant to Section 8.1) or Alternative Currency Loan prior to the end of the Interest Period applicable thereto.

             (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

             SECTION 2.15. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Dollar-Denominated Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
9.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

             (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

             (c) Each payment to be made by the Borrower hereunder or under the Notes in an Alternative Currency shall be made to the relevant Bank in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, at such time and at such place as shall have been notified by such Bank to the Borrower not less than two Euro-Dollar Business Days before the day on which such payment is due.

             SECTION 2.16. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.9(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.5(d), 2.6(a) or 2.14(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

             SECTION 2.17. Computation of Interest and Fees. (a) Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

             (b) The Agent shall determine each interest rate applicable to the Committed Loans and Money Market Loans hereunder and the Facility Fee Rate in effect from time to time. The Agent shall give prompt notice to the Borrower and the participating Banks of each such rate of interest and Facility Fee Rate so determined, and its determination thereof shall be conclusive in the absence of manifest error; provided that, if the Agent makes such determinations for any Rate Period on the basis of an estimated Pricing Level and/or estimated Interest Coverage Ratio set forth in a certificate delivered by the Borrower pursuant to Section 5.1(e) and subsequently determines (or receives a certificate pursuant to Section 5.1(e) establishing) that higher rates apply during such Rate Period, the Agent shall promptly notify the Borrower and the participating Banks of such higher rates and, within two Domestic Business Days after receiving such notice, the Borrower shall pay to the Agent, for the accounts of the relevant participating Banks, the additional interest and additional facility fees that should have been paid prior to such time by reason of the applicability of such higher rates. If the Agent makes such determinations on the basis of a Pricing Level and/or Interest Coverage Ratio estimated by the Borrower and subsequently determines (or receives a certificate pursuant to Section 5.1(e) establishing) that lower rates apply during the relevant Rate Period, no adjustment shall be made for any resulting overpayments of interest or facility fees theretofore made by the Borrower on the basis of the Pricing Level and/or Interest Coverage Ratio estimated by it.

             SECTION 2.18. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

             SECTION 2.19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "Specified Currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with such other currency at the Agent's

New York office on the Euro-Dollar Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that, on the Euro-Dollar Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other
currency.   If the amount of the Specified Currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to such Bank or the Agent, as the case may be, in the Specified Currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under
Section 9.4, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.


                                   ARTICLE 3

                                   CONDITIONS


             SECTION 3.1. Closing. The closing hereunder shall occur when the Agent has received all of the following:

             (a) a duly executed Note for the account of each Bank dated on or before the Closing Date and complying with the provisions of Section 2.7;

             (b) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Borrower, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (c) an opinion of Bergen I. Bull, Esq. General Counsel for the Borrower, substantially in the form of Exhibit H hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (d) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (e) evidence satisfactory to the Agent that (i) the commitments of the banks under the Existing Credit Agreement have been terminated, (ii) all letters of credit issued thereunder have been canceled and (iii) all loans and reimbursement obligations outstanding thereunder and all interest and fees accrued thereunder have been paid in full or the Borrower has made arrangements satisfactory to the Agent to pay such amounts in full on the Closing Date;

             (f) evidence satisfactory to the Agent that (i) all security interests created by the Existing Security Agreements have been released,
    (ii) termination statements have been filed or delivered for filing under the Uniform Commercial Code as required to evidence the termination of such security interests and (iii) all stock certificates and other instruments pledged under the Existing Security Agreements have been returned to the Borrower or Holdings, as the case may be;

             (g) evidence satisfactory to the Agent that the Borrower has paid in full the participation fees payable for the accounts of the Banks as described in the term sheet dated January 11, 1995 relating to this credit facility or has made arrangements satisfactory to the Agent to pay such fees in full on the Closing Date; and

             (h) all documents that the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

    Promptly after the closing hereunder occurs, the Agent shall notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

             SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

             (a) the fact that the Closing Date shall have occurred on or prior to March __, 1995;

             (b)  receipt by the Agent of a Notice of Borrowing as required by
    Section 2.3 or 2.4, or receipt by the relevant Banks of a Notice of Alternative Currency Borrowing as required by Section 2.5, as the case may be;

             (c)  the fact that, immediately after such Borrowing, the sum of
    (i) the aggregate outstanding principal amount of all Dollar-Denominated Loans and (ii) the aggregate Dollar Equivalents of all outstanding Alternative Currency Loans will not exceed the aggregate amount of the Commitments;

             (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

             (e) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(c), (d) and (e) of this Section.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES


             The Borrower represents and warrants that:

             SECTION 4.1. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             SECTION 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement (after giving effect to Section 9.8 hereof), judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

             SECTION 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

             SECTION 4.4. Financial Information. (a) The consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 1993 and the related consolidated statements of income, cash flows and stockholders' equity for the Fiscal Year then ended, reported on by Arthur Andersen & Co. and set forth in the Holdings' 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of Holdings and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

             (b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries as of September 30, 1994 and the related unaudited consolidated statements of income, cash flows and stockholders' equity for the nine months then ended, set forth in Holdings' Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of Holdings and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

             (c) At December 31, 1993 and September 30, 1994 Holdings had, and on the Closing Date Holdings will have:

             (i) no material assets other than (w) the common stock of the Borrower, (x) rights under the Tax Sharing Agreement, (y) rights under Interest Rate Contracts entered into as required by the Existing Credit Agreement, and (z) tangible property having an aggregate book value not exceeding $500,000; and

             (ii) no material liabilities other than (v) the Subordinated Debentures, (w) the Existing Term Loans, (x) liabilities under the Tax Sharing Agreement, (y) guarantees of obligations of the Borrower and (z) liabilities under Interest Rate Contracts entered into as required by the Existing Credit Agreement.

Accordingly, if adjusted to eliminate the Subordinated Debentures and Existing Term Loans and related interest expense, the financial statements referred to in subsections (a) and (b) of this Section would fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries at December 31, 1993 and September 30, 1994, respectively, and their consolidated results of operations and cash flows for the Fiscal Year ended December 31, 1993 and (subject to normal year-end adjustments) the nine-month period ended September 30, 1994, respectively.

             (d) Since September 30, 1994 there has been no material adverse change in the business, financial position or results of operations of Holdings and its Subsidiaries, considered as a whole. If the representation and warranty set forth in this subsection (d) is made (or deemed made) pursuant to
Section 3.2 as of any date after the Holdings Merger is consummated, it shall be deemed to refer to the Borrower and its Subsidiaries and neither the repayment of the Existing Term Loans on the Closing Date nor the Borrower's provision of funds to Holdings for such repayment shall be deemed to constitute a material adverse change. If such representation and warranty is made (or deemed made) pursuant to Section 3.2 as of any date after the Subordinated Debentures are redeemed as contemplated by Section 5.8(c), neither the redemption thereof nor the Borrower's provision of funds to Holdings for such redemption shall be deemed to constitute a material adverse change.

             SECTION 4.5. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

             SECTION 4.6. Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws, rules or regulations), except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

             SECTION 4.7. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

             SECTION 4.8.  Environmental Matters.   In the ordinary course of
its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries, considered as a whole.

             SECTION 4.9. Taxes. All United States Federal income tax returns and all other material tax returns which are required to be filed by or on behalf of the Borrower and its Affiliates have been filed and all taxes shown as due on such returns or pursuant to any assessment in respect of taxes received by them have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

             SECTION 4.10. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             SECTION 4.11. No Regulatory Restrictions on Borrowing. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

             SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect, or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial position of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

             SECTION 4.13. Solvency. On each date that the Borrower provides funds to Holdings for the repayment of the Existing Term Loans or the redemption of the Subordinated Debentures, and after giving effect thereto, (i) the aggregate fair market value of the assets of the Borrower will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.


                                   ARTICLE 5

                                   COVENANTS


             The Borrower agrees that, so long as any Bank has any Commitment hereunder or any Loan is outstanding hereunder or any interest or facility fees accrued hereunder remain unpaid:

             SECTION 5.1. Information. The Borrower will deliver to each of the Banks:

             (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, cash flows and stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing; provided that the foregoing requirement may be satisfied, as of any date prior to the Holdings Merger, by delivering such consolidated financial statements of Holdings and its Subsidiaries;

             (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statements of income for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and the related consolidated statement of cash flows for the portion of the Fiscal Year then ended, setting forth in the case of such consolidated statements of income and cash flows in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower's previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the chief financial officer, the chief accounting officer or the treasurer of the Borrower; provided that the foregoing requirement may be satisfied, as of any date prior to the Holdings Merger, by delivering such consolidated financial statements of Holdings and its Subsidiaries;

             (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate signed by the chief financial officer, the chief accounting officer or the treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.9(h), 5.10, 5.11, 5.12, 5.13, 5.14(c),
    5.15(e), 5.15(g), 5.16 and 5.17(g) on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

             (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

             (e) within 45 days after the end of each Fiscal Quarter, a certificate signed by the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth the Interest Coverage Ratio at the end of such Fiscal Quarter and the Pricing Level applicable during the Rate Period that begins 46 days after the end of such Fiscal Quarter and in reasonable detail the calculations required to determine such Interest Coverage Ratio and Pricing Level; provided that (x) in the case of the last Fiscal Quarter of any Fiscal Year, such certificate may set forth only the Borrower's estimates as to whether such Interest Coverage Ratio exceeds 3.25 to 1 and what Pricing Level applies (it being understood that, if the Borrower in good faith cannot determine with reasonable certainty whether such Interest Coverage Ratio exceeds 3.25 to 1 and/or which of two Pricing Levels applies, the Borrower may, in view of the provisions of Section 2.17(b), appropriately estimate that such Interest Coverage Ratio does exceed 3.25 to 1 and/or that the lower of such Pricing Levels applies. If such certificate sets forth only such estimates, the Borrower shall, within 90 days after the end of such Fiscal Year, deliver a further certificate signed by the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth the calculations contemplated by this clause (e) and either confirming that such Interest Coverage Ratio exceeds 3.25 to 1 and the estimated Pricing Level applies or, if not, setting forth the Interest Coverage Ratio and/or Pricing Level that do apply for purposes of the relevant Rate Period and requesting the Agent to determine the amounts of any additional interest and/or additional fees payable by the Borrower pursuant to Section 2.17(b);

             (f) within five Domestic Business Days after any Responsible Officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

             (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or Holdings shall have filed with the SEC;

             (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

             (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

             SECTION 5.2. Payment of Obligations. The Borrower will pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of the same.

             SECTION 5.3. Maintenance of Property; Insurance. (a) The Borrower will keep, and cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

             (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information in reasonable detail as to the insurance so carried.

             SECTION 5.4. Conduct of Business and Maintenance of Existence. The Borrower will continue, and cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) any merger or consolidation permitted by
Section 5.7 or (ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

             SECTION 5.5. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, applicable

Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

             SECTION 5.6. Inspection of Property, Books and Records. The Borrower will keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

             SECTION 5.7. Mergers and Sales of Assets. The Borrower will not, and will not permit any Subsidiary to, (x) consolidate or merge with any other Person or (y) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that:

             (i) the Borrower may merge with Holdings if (A) the Borrower is the corporation surviving such merger, (B) no Subordinated Debentures are outstanding and (C) after giving effect to such merger, no Default shall have occurred and be continuing;

            (ii)  the Borrower may merge with any Person other than Holdings if
    (A) the Borrower is the corporation surviving such merger and (B) after giving effect to such merger, no Default shall have occurred and be continuing;

           (iii) any Subsidiary may merge or consolidate with another Person if the corporation surviving such merger or consolidation is the Borrower or a Subsidiary and, after giving effect to such merger or consolidation, no Default shall have occurred and be continuing; and

            (iv) the Borrower may sell stock in any Subsidiary to another Subsidiary; and

             (v) any Subsidiary may sell, lease or otherwise transfer any or all of its assets to the Borrower or another Subsidiary.

         SECTION 5.8. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower as follows:

         (a) on the Closing Date to pay in full the principal of all loans and reimbursement obligations of the Borrower then outstanding under the Existing Credit Agreement and all interest and fees accrued thereunder;

         (b) on the Closing Date to provide funds to Holdings to enable Holdings to pay in full the principal of the Existing Term Loans and interest accrued thereon;

         (c) from time to time after the Closing Date to provide funds to Holdings to enable Holdings to redeem the Subordinated Debentures; and

         (d)     for working capital and other general corporate purposes.

None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.9. Negative Pledge. After the Closing Date, neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt and Accommodation Obligations outstanding on the date of this Agreement and described in Exhibit L in an aggregate principal or face amount not exceeding $25,000,000;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary; provided that such Lien was not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition of such event;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary; provided that such Lien was not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary; provided that such Lien was not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt or Accommodation Obligation secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount so secured is not increased and such Lien does not apply to any additional assets;

         (g) any Lien arising in the ordinary course of business which (i) does not secure any Debt or Accommodation Obligation and (ii) does not secure any single obligation or series of related obligations in an amount exceeding $25,000,000; and

         (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt or Accommodation Obligations in an aggregate outstanding principal or face amount not at any time exceeding 10% of Consolidated Net Worth;

provided that no such permitted Lien shall apply to the capital stock of any Subsidiary or the Borrower's equity interest in Sumitomo-Yale.

         SECTION 5.10.  Debt Ratio.  The ratio of Total Debt to Total
Capital shall not exceed 0.55 to 1 at any time prior to January 1, 1997 or 0.50 to 1 at any time thereafter.

         SECTION 5.11. Debt of Subsidiaries. The aggregate principal amount of all Debt and Accommodation Obligations of all Subsidiaries (excluding
(i) Debt and Accommodation Obligations owed to the Borrower or to a wholly-owned Subsidiary, (ii) other Accommodation Obligations to the extent that they directly or indirectly guarantee Debt of wholly-owned Subsidiaries and (iii) Accommodation Obligations permitted by subsections (a) and (d) of
Section 5.17) will at no time exceed $55,000,000. For purposes of this Section 5.11, Hyster Brasil Ltda. shall be deemed not to be a Subsidiary.

         SECTION 5.12. Interest Coverage Ratio. At the end of each Fiscal Quarter ending during each calendar year set forth below, the Interest Coverage Ratio will not be less than the ratio set forth below opposite such year:


         Year                               Ratio
         ----                               -----
         1995                               2.20 to 1
         1996                               2.25 to 1
         1997                               2.30 to 1
         1998                               2.35 to 1
         1999 and thereafter                2.40 to 1



         SECTION 5.13. Minimum Consolidated Net Worth. Consolidated Net Worth will not at any time be less than the sum of (i) $237,500,000 and (ii) the amount equal to 50% of Consolidated Net Income for each Fiscal Quarter beginning after September 30, 1994 and ending at or prior to such time for which Consolidated Net Income is positive; provided that the level of Consolidated Net Worth required to be maintained by this Section shall not at any time exceed the lesser of (i) $400,000,000 or (ii) 63% of Total Capital at the end of the then most recent Fiscal Quarter for which financial statements have been delivered to the Banks pursuant to subsection (a) or (b) of Section 5.1.

         SECTION 5.14. Restricted Payments. Unless the Specified Covenant Release Date shall have occurred, no Restricted Payment will be declared or made by Holdings, the Borrower or any Subsidiary, except:

         (a) dividends paid by the Borrower to Holdings to enable Holdings to repay its Existing Term Loans, redeem its Subordinated Debentures and/or pay its other obligations as they become due;

         (b) payments for the purpose of purchasing up to 3% of the outstanding common stock of Holdings (prior to the Holdings Merger) or of the Borrower (after the Holdings Merger) held by Persons other than NACCO Industries; and

         (c) Restricted Payments not otherwise permitted pursuant to the preceding clauses (a) and (b); provided that the aggregate amount of all such Restricted Payments declared or made after September 30, 1994 will not exceed $25,000,000.

         SECTION 5.15. Investments. Unless the Specified Covenant Release Date shall have occurred, neither the Borrower nor any Subsidiary will hold, make or acquire any Investment, except:

         (a) Investments existing on the date of this Agreement and described in Exhibit M in an aggregate amount not exceeding $12,000,000;

         (b) Investments in the Borrower or any wholly-owned Subsidiary (other than Hyster Brasil Ltda.);

         (c)  equity Investments by the Borrower in Yale Financial
    Services, Inc., so long as it offers wholesale and retail financing and leasing to the Borrower's U.S. Yale dealers and national accounts; provided that such equity Investments shall not at any time comprise more than 20% of the stockholders' equity of Yale Financial Services, Inc.;

         (d) Investments by the Borrower in Sumitomo-Yale; provided that the sum of Consolidated Capital Expenditures and Sumitomo-Yale Investments for such Fiscal Year shall not exceed the amount permitted by Section 5.16;

         (e) Investments in securities of a Person (other than an Affiliate of the Borrower) received as all or part of the consideration for any asset sold by the Borrower or a Subsidiary to such Person as permitted by Section 5.7; provided that, with respect to each such sale of assets for consideration consisting in whole or in part of such securities, either:

                 (i) the cash portion of such consideration is at least equal to the lesser of (x) the book value of the asset sold or (y) 80% of the total consideration received for such asset, or

                 (ii) if the cash received for such asset is less than the amount required to comply with clause (i), the amount of the deficiency (a "Cash Shortfall") plus the aggregate amount of all other Cash Shortfalls in connection with such sales of assets by Holdings, the Borrower and the Borrower's Subsidiaries after September 30, 1994 does not exceed $5,000,000;

    it being understood that any such Investment that exceeds the amount permitted by this clause (e) shall be permitted if the excess above such amount is an Investment permitted by clause (g) of this Section;

         (f)    Temporary Cash Investments; and

         (g) Investments in any of the Borrower's dealers or in any other Person (except an Affiliate of the Borrower) not otherwise permitted to be made pursuant to the preceding clauses of this Section; provided that the aggregate amount of all such Investments made by Holdings, the Borrower and the Borrower's Subsidiaries after September 30, 1994 does not exceed $25,000,000.

         SECTION 5.16. Consolidated Capital Expenditures. (a) Unless the Specified Covenant Release Date shall have occurred, the sum of Consolidated Capital Expenditures and Sumitomo-Yale Investments will not exceed $45,000,000 for the Fiscal Year ending December 31, 1995 or $50,000,000 for any Fiscal Year thereafter.

         (b) Notwithstanding the foregoing limitation, if the sum of Consolidated Capital Expenditures and Sumitomo-Yale Investments for any Fiscal Year is less than the amount permitted by subsection (a) above, the difference may be carried forward for one Fiscal Year (and for this purpose, Consolidated Capital Expenditures and Sumitomo-Yale Investments in any subsequent Fiscal Year shall be applied, first, to the amount permitted by subsection (a) for such Fiscal Year and, second, to any such carry-forward amount from the previous Fiscal Year).

         SECTION 5.17. Accommodation Obligations. The Borrower will not, and will not permit any Subsidiary to, create or become or be liable with respect to any Accommodation Obligation, except:

         (a) Accommodation Obligations existing on the date of this Agreement and described in Exhibit N in an aggregate amount estimated not to exceed $110,000,000;

         (b) Accommodation Obligations directly or indirectly guaranteeing Debt or Accommodation Obligations of any wholly- owned Subsidiary permitted by Section 5.11;

         (c) guaranty, recourse and repurchase obligations arising in connection with the Operating Agreements on terms not materially less favorable to the Borrower than those in effect as of the date hereof;

         (d) obligations to repurchase unsold equipment and/or refurbish and resell repossessed equipment and other similar obligations arising in connection with inventory financing extended by certain financial institutions to Hyster and Yale dealers;

         (e) guaranties by the Borrower of the obligations of Sumitomo-Yale as required by existing agreements between the Borrower and Sumitomo-Yale;

         (f) standby letters of credit issued for the account of the Borrower in connection with industrial revenue bonds; and

         (g) in addition to those permitted pursuant to the foregoing clauses (a) through (f), Accommodation

    Obligations in an aggregate amount not to exceed $25,000,000 at any one time outstanding.

         SECTION 5.18. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, (i) pay any funds to or for the account of, (ii) make any Investment in, (iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, (iv) enter into any Accommodation Obligation for the benefit of or (v) otherwise participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party which was not an Affiliate; provided that this Section shall not prohibit the Borrower or any Subsidiary from (x) paying fees and allocated expenses to NACCO Industries not exceeding $2,500,000 in any Fiscal Year or (y) subject to Section 5.14, declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class.

         SECTION 5.19. Holdings. At all times prior to the Holdings Merger, Holdings will have:

         (i) no material assets other than (w) the common stock of the Borrower, (x) rights under the Tax Sharing Agreement, (y) rights under Interest Rate Contracts entered into as required by the Existing Credit Agreement, and
(z) tangible property having an aggregate book value not exceeding $500,000;
and

        (ii) no material liabilities other than (v) the Subordinated Debentures, (w) the Existing Term Loans (x) liabilities under the Tax Sharing Agreement, (y) guarantees of obligations of the Borrower and (z) liabilities under Interest Rate Contracts entered into as required by the Existing Credit Agreement.


                                  ARTICLE 6

                                  DEFAULTS

         SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan or fail to pay within three Domestic Business Days any interest, facility fee or other amount payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.1 through 5.6;

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
    (a) or (b) above) for 20 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Material Debt when due or within any applicable grace period;

         (f) any event or condition shall occur which results in the acceleration of the maturity of Material Debt or enables the holders of such Material Debt or any Person acting on such holders' behalf to accelerate the maturity thereof;

         (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

         (j) any judgments or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (k) NACCO Industries shall no longer own, directly or indirectly, more than 65% of the common stock of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans (calculated with respect to Alternative Currency Loans, if any, at the Dollar Equivalents thereof), by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Agent or the





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

Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.2. Notice of Default. The Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE 7

                                  THE AGENT


         SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.2. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent.

         SECTION 7.3. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.4. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.5.  Liability of Agent.      Neither the Agent nor any of
its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith

(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.8. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank





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

organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.9. Agent's Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE 8

                           CHANGE IN CIRCUMSTANCES


         SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b)  in the case of CD Loans or Euro-Dollar Loans, Banks having
    50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest





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

Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.2.  Illegality.  If, on or after the date of this
Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the
Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to
such Bank.      If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.3. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan or (z) the date of the related Alternative Currency Quote, in the case of any Alternative Currency Loan, the adoption of any applicable law, rule or





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

regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.18), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank on an after-tax basis for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) on an after-tax basis for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Any Bank claiming compensation under this Section shall deliver to the Borrower a certificate setting forth the additional amount or amounts to be paid to it hereunder, showing the calculation thereof in reasonable detail, and such certificate shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.4. Taxes. (a) For the purposes of this Section 8.4(a), the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and
(ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

         (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or

Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.


         SECTION 8.5. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks); and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

         SECTION 8.6. Substitution of Bank. (a) If (i) the obligation of any Bank to make Fixed Rate Loans has been suspended pursuant to Section 8.2,
(ii) any Bank has demanded compensation under Section 8.3 or 8.4 or (iii) on any Extension Date any Bank has not agreed to extend its Termination Date and Banks having at least 75% of the aggregate amount of the Commitments have agreed to extend their Termination Dates, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the outstanding Committed Loans and assume the Commitment of such Bank. Such substitute bank or banks are herein called "Substitute Banks" and the Bank for which they are to be substituted is herein called a "Replaced Bank".

         (b) A Replaced Bank shall sell its outstanding Committed Loans (if any) and assign its Commitment to the relevant Substitute Bank or Banks upon receiving:

         (i) at least three Domestic Business Days' notice of such sale from the Borrower;

         (ii) payment in immediately available funds of an amount equal to the principal amount of such Loans plus interest accrued thereon to the date of such sale; and

         (iii) two copies of an Assignment and Assumption Agreement, in substantially the form of Exhibit J hereto, appropriately completed and signed by each such Substitute Bank.

         (c)     In connection with any such sale and assignment:

         (i) the Replaced Bank shall sign and return to each such Substitute Bank a copy of the Assignment and Assumption Agreement signed by it;

         (ii) the Borrower shall compensate the Replaced Bank for its funding losses, if any, as required by Section 2.16;

         (iii) the Agent shall remit to the Replaced Bank any facility fee accrued for the account of such Replaced Bank to but excluding the date of such sale, upon receipt by the Agent of such facility fee from the Borrower; and

         (iv) unless otherwise agreed by it at the time, the Replaced Bank shall retain its rights hereunder with respect to any Money Market Loans and Alternative Currency Loans made by it and any amounts payable to it hereunder (other than the principal amount of its Committed Loans, interest accrued thereon and, subject to clause (iii) above, facility fees).





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

                                  ARTICLE 9

                                MISCELLANEOUS


         SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that (A) notices to the Agent under Article 2 or Article 8 shall not be effective until received and (B) notices to the Agent or the Borrower under Article 2 may be given by telephone promptly confirmed in writing by facsimile transmission.

         SECTION 9.2. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.3. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower shall indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and settlement costs, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Dollar-Denominated Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Dollar-Denominated Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Dollar-Denominated Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Dollar- Denominated Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of obligations of the Borrower other than its Dollar-Denominated Loans hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Dollar-Denominated Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.5.  Amendments and Waivers.  Any provision of this
Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Loan, or any fees hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan, or any fees hereunder or for the termination of any Commitment, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or
(e) change any provision of this Section 9.5.

         SECTION 9.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans; provided that the transferability of voting rights is limited to changes in principal, rate, fees and term of Loans under this Agreement. If any Bank grants such a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause(a),(b) or (c) of
Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.18 or Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent (which consents shall not be unreasonably withheld or delayed); provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans and Alternative Currency Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or
8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or, in the case of an Assignee, at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.7. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.8. Release of Existing Security Interests and Existing Guaranties. The parties hereto that are also parties to the Existing Credit Agreement, the Existing Security Agreements or the Existing Guaranties agree that, concurrently with the closing hereunder on the Closing Date, without any further action by any party thereto:

        (i) the commitments of the banks under the Existing Credit Agreement shall terminate;

        (ii) the security interests created by the Existing Security Agreements shall be released and the Agent (as such term is defined therein) shall deliver the stock certificates and other instruments pledged thereunder to the Borrower or Holdings, as the case may be;

        (iii)  the Existing Guaranties shall terminate; and

        (iv) the obligations of Holdings and the Borrower to comply with the covenants set forth in Article VIII of the Existing Credit Agreement shall terminate.

         SECTION 9.9. Confidentiality. The Agent and each Bank agrees to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent or any Bank (or any affiliate of any Bank) may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.11.  Governing Law; Submission to Jurisdiction.      This
Agreement and each Note shall be governed by and construed in accordance with
the laws of the State of New York.      The Borrower hereby submits to the
nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.12. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         NACCO MATERIALS HANDLING GROUP, INC.



                         By ___________________________
                        Name:   Jeffrey C. Mattern
                        Title:  Treasurer
                        Address: 2701 N.W. Vaughn
                                 Suite 900 (97210)
                                 P.O. Box 2902
                                 Portland, Oregon 97208
                        Facsimile:      503-721-6197

Commitments

$35,000,000               MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK



                           By ___________________________
                              Name:
                              Title:


$25,000,000               BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION



                          By ___________________________
                              Name:
                              Title:


$25,000,000               THE BANK OF NOVA SCOTIA, as a
                            Co-Agent and a Bank



                          By ___________________________
                             Name:
                             Title:


$25,000,000               CITIBANK, N.A.



                          By ___________________________
                             Name:
                             Title:


$25,000,000               THE LONG-TERM CREDIT BANK OF
                            JAPAN, LTD., as a Co-Agent
                            and a Bank




                          By ___________________________
                             Name:
                             Title:

$20,000,000               THE BANK OF CALIFORNIA, N.A.,
                            as a Co-Agent and a Bank

                          By ___________________________
                             Name:
                             Title:


$20,000,000               THE FIRST NATIONAL BANK OF
                            CHICAGO, as a Co-Agent
                            and a Bank



                          By ___________________________
                             Name:
                             Title:


$20,000,000               ROYAL BANK OF CANADA, as a Co-Agent
                             and a Bank



                          By ___________________________
                             Name:
                             Title:


$17,500,000               THE BANK OF TOKYO, LTD.
                            PORTLAND BRANCH



                          By ___________________________
                             Name:
                             Title:


$17,500,000               UNITED STATES NATIONAL BANK OF
                             OREGON



                          By ___________________________
                             Name:
                             Title:

$15,000,000               BANK OF SCOTLAND



                          By ___________________________

                          Name:
                          Title:



$15,000,000               FIRST INTERSTATE BANK OF
                            OREGON, N.A.



                          By ___________________________
                             Name:
                             Title:



$15,000,000               ISTITUTO BANCARIO SAN PAOLO
                            DI TORINO S.P.A.



                          By ___________________________
                             Name:
                             Title:



$15,000,000               MELLON BANK, N.A.



                          By ___________________________
                             Name:
                             Title:



$15,000,000               SOCIETY NATIONAL BANK



                          By ___________________________
                             Name:
                             Title:


$12,500,000               CAISSE NATIONALE DE CREDIT
                            AGRICOLE



                          By ___________________________

                             Name:
                             Title:



$12,500,000               THE CHASE MANHATTAN BANK, N.A.



                          By ___________________________
                             Name:
                             Title:



$10,000,000               STAR BANK, N.A.



                          By ___________________________
                             Name:
                             Title:



$10,000,000               THE SUMITOMO BANK, LTD.



                          By ___________________________
                             Name:
                             Title:



=================

Total Commitments
-----------------
$350,000,000
-----------------

                                   MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, as Agent


                                   By ___________________________
                                  Name:
                                  Title:
                                  Address:      60 Wall Street
                                        New York, NY  10260
                                  Telex:  17615MGT UT
                                  Facsimile:  (212) 648-5336

                        PRICING SCHEDULE

           Subject to the last sentence of this Pricing Schedule, each of the terms "Facility Fee Rate", "Euro-Dollar Margin" and "CD Margin" means, for any day, the rate per annum set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day:


  Pricing Level       Level I         Level II      Level III   Level IV    Level V

  Facility Fee        0.1500%          0.1875%       0.2500%    0.3000%     0.3750%
  Rate

  Euro-Dollar         0.3250%          0.4125%       0.6250%    0.7000%     0.8750%
  Margin
  CD Margin           0.4500%          0.5350%       0.7500%    0.8250%     1.000%


         For purposes of this Pricing Schedule, the following terms have the following meanings:

         "Average Debt Ratio" means, for any Fiscal Quarter, the ratio of
(i) Average Total Debt during such Fiscal Quarter to (ii) the sum of (x) such Average Total Debt plus (y) Consolidated Net Worth at the end of such Fiscal Quarter.

         "Average Total Debt" means, for any Fiscal Quarter, the sum of (i) the daily average amount of Debt of the Borrower and its domestic Subsidiaries outstanding during such Fiscal Quarter and (ii) the quotient obtained by dividing (x) the sum of the amount of Debt of the Borrower's foreign Subsidiaries outstanding at the end of each month included in such Fiscal Quarter by (y) the number of months included in such Fiscal Quarter; provided that for purposes of this definition the term "Debt" does not include Debt owed by the Borrower to any Subsidiary or Debt owed by any Subsidiary to the Borrower or to another Subsidiary.

         "Level I Pricing" applies during any Rate Period if the Average
Debt Ratio for the Preceding Fiscal Quarter was less than or equal to 0.37 to 1.

         "Level II Pricing" applies during any Rate Period if the Average
Debt Ratio for the Preceding Fiscal Quarter was greater than 0.37 to 1 but less than or equal to 0.42 to 1.

         "Level III Pricing" applies during any Rate Period if the Average
Debt Ratio for the Preceding Fiscal Quarter was greater than 0.42 to 1 but less than or equal to 0.47 to 1.

         "Level IV Pricing" applies during any Rate Period if the Average
Debt Ratio for the Preceding Fiscal Quarter was greater than 0.47 to 1 but less than or equal to 0.52 to 1.

         "Level V Pricing" applies during any Rate Period if the Average Debt Ratio for the Preceding Fiscal Quarter was greater than 0.52 to 1.

         "Preceding Fiscal Quarter" means, with respect to any Rate Period, the most recent Fiscal Quarter ended before such Rate Period begins.

         "Rate Period" means any period from and including the 46th day of a Fiscal Quarter to and including the 45th day of the immediately succeeding Fiscal Quarter.

         If at the end of any Fiscal Quarter ending on or after June 30, 1995 the Interest Coverage Ratio is equal to or less than 3.25 to 1, (i) the Facility Fee Rate applicable during the Rate Period that begins on the 46th day of the following Fiscal Quarter shall be 0.125% per annum higher than the applicable rate shown in the table above and (ii) the Euro-Dollar Margin and CD Margin applicable during such Rate Period shall each be 0.750% per annum higher than the applicable rate shown in the table above.

                                                   EXHIBIT A



                          NOTE



                            New York, New York ___________ __, 199_




         For value received, NACCO Materials Handling Group, Inc., a
Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest with respect to Dollar- Denominated Loans shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York. All such payments of principal and interest with respect to Alternative Currency Loans shall be made in the Alternative Currency in which such Alternative Currency Loan was made in funds customary for the settlement of international transactions in such Alternative Currency at the time of any such payment, at the time and place notified by the Bank to the Borrower.

         All Loans made by the Bank, the respective types, currencies and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that neither the failure of the Bank to make any such recordation or endorsement nor any error in any such recordation or endorsement shall affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of February 28, 1995 among NACCO Materials

Handling Group, Inc., the banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.



                            NACCO MATERIALS HANDLING GROUP,
                            INC.




                             By____________________
                               Name:
                               Title:


                LOANS AND PAYMENTS OF PRINCIPAL

                 Currency            Amount of
                and Amount           Principal          Notation
      Date       of Loan              Repaid            Made By


--------------------------------------------------------------------------

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

                                                   EXHIBIT B



                   Form of Money Market Quote Request



                                                  [Date]




To:          Morgan Guaranty Trust Company of New York (the "Agent")

From:        NACCO Materials Handling Group, Inc.

Re: Credit Agreement (the "Credit Agreement") dated as of February 28, 1995 among NACCO Materials Handling Group, Inc., the Banks parties thereto and the Agent

             We hereby give notice pursuant to Section 2.4 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount(1)                      Interest Period(2)

$


             Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

             Terms used herein have the meanings assigned to them in the Credit Agreement.


                            NACCO MATERIALS HANDLING GROUP, INC.

             ____________________

          (1) Amount must be at least $5,000,000.

          (2) Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                   By________________________
                                     Name:
                                     Title:

                                                   EXHIBIT C



               Form of Invitation for Money Market Quotes




To:      [Name of Bank]

Re: Invitation for Money Market Quotes to NACCO Materials Handling Group, Inc. (the "Borrower")


             Pursuant to Section 2.4 of the Credit Agreement dated as of February 28, 1995 among NACCO Materials Handling Group, Inc., the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                          Interest Period


$


             Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

             Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


                                   By______________________
                                      Authorized Officer

                                                   EXHIBIT D



                   Form of Money Market Quote



To:      Morgan Guaranty Trust Company of New York, as Agent

Re:      Money Market Quote to NACCO Materials Handling Group, Inc. (the
         "Borrower")

             In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________
2.   Person to contact at Quoting Bank:

     _____________________________
3.   Date of Borrowing: ____________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal            Interest         Money Market
Amount**             Period***        [Margin****] [Absolute Rate*****]
--------             ---------        ---------------------------------
$

$



         [provided that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

__________

* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate

             (notes continued on following page)

                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of February 28, 1995 among NACCO Materials Handling Group, Inc., the Banks parties thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                   Very truly yours,

                                   [NAME OF BANK]


Dated:_______________                       By:________________________
                                       Authorized Officer



__________

limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
*** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                   EXHIBIT E



               Form of Alternative Currency Quote Request


[Date]

To:      Morgan Guaranty Trust Company of New York
               (the "Agent")

From:    NACCO Materials Handling Group, Inc.

Re: Credit Agreement (the "Credit Agreement") dated as of February 28, 1995 among NACCO Materials Handling Group, Inc., the Banks parties thereto and the Agent

             We hereby give notice pursuant to Section 2.5 of the Credit Agreement that we request Alternative Currency Quotes for the following proposed Alternative Currency Borrowing(s):

Date of Alternative Currency Borrowing(s):  _____________

Principal Amount  Alternative Currency   Interest Period

             Terms used herein have the meanings assigned to them in the Credit Agreement.

                               NACCO MATERIALS HANDLING
                                 GROUP, INC.



                               By ______________________
                                  Name:
                                  Title:

                                                   EXHIBIT F



                   Form of Alternative Currency Quote



To:      NACCO Materials Handling Group, Inc.
           (the "Borrower")

Re:      Alternative Currency Quote

             In response to your Alternative Currency Quote Request dated _____________, ____, we hereby make the following Alternative Currency Quote on the following terms:

1.   Quoting Bank:  ________________________________

2.   Person to contact at Quoting Bank:
     __________________________________

3.   Alternative Currency Lending Office:  _____________

4.   Date of Alternative Currency Borrowing(s):
     ____________________*





________________

* As specified in the related Alternative Currency Quote Request.

                                                   EXHIBIT G



                           OPINION OF
                   JONES, DAY, REAVIS & POGUE
                SPECIAL COUNSEL FOR THE BORROWER


                                   [dated the Closing Date]


To the Lenders party to the Credit
  Agreement referred to below and
  Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Ladies and Gentlemen:

             We have acted as counsel for NACCO Materials Handling Group, Inc. (the "Borrower") in connection with the execution and delivery of the Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among the Borrower, the financial institutions named therein (the "Lenders") and Morgan Guaranty Trust Company of New York, a New York banking corporation ("Morgan") as agent for the Lenders (in such capacity, the "Agent"), providing for loans to the Borrower not exceeding $350,000,000 in aggregate outstanding principal amount.

             This opinion is being furnished to the Agent and the Lenders pursuant to Section 3.1(b) of the Credit Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

             In connection with this opinion, we have examined originals or certified copies of the following documents:

             (i) the Credit Agreement; and

             (ii) the Notes.

             In addition, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. As to any facts material to our opinions expressed below, we have relied, without independent verification, on certificates of public officials or certificates and representations of officers or other representatives of the Borrower. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Our opinions expressed below are limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

             Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

             1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             2.   The Borrower has the corporate power and authority
(i) to own its property and assets and to conduct its business and (ii) to execute, deliver and perform its obligations under the Credit Agreement and Notes and to borrow under the Credit Agreement.

             3. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower and constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

             4. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes and the borrowings under the Credit Agreement (a) have been duly authorized by all requisite action of the directors of the Borrower and (b) will not violate (i) any law or statute applicable to or binding upon the Borrower, or, to our actual knowledge, any rule or regulation of any governmental body, agency or official applicable to or binding upon the Borrower or (ii) the Certificate of Incorporation or By-laws of the Borrower.

             5. To our actual knowledge after due inquiry, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental body, agency or official of the State of New York or of the United States is necessary in connection with the transactions contemplated by the Credit Agreement and the Notes.

             6. The application of the proceeds of the Loans and the consummation of the transactions contemplated by the Credit Agreement and the Notes in accordance with the terms of the Credit Agreement will not result in any violation of Regulation U of the Board of Governors of the Federal Reserve System.

             The opinions set forth above are subject to the following additional limitations, qualifications and exceptions with respect to the enforceability of any document referred to therein:

             (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally; and

             (b) limitations and exceptions which may arise under general principles of equity (regardless of whether such issues are considered in a proceeding in equity or at law) with respect to the availability of specific equitable remedies (such as the remedy of specific performance).

             We express no opinion as to the enforceability of exculpation and indemnity clauses and clauses purporting to waive unmatured rights to the extent that any of the aforementioned clauses are determined to be against the public policy of the State of New York or the United States of America, any provisions of the documents referred to in this opinion purporting to allow any party to make determinations in its sole discretion and clauses purporting to preclude the amendment or waiver of obligations except by an instrument in writing, insofar as any of the foregoing are contained in any of the Credit Agreement or the Notes. Whenever our opinion is limited "to our actual knowledge," we have, in rendering such opinion, relied exclusively, as to factual matters, without independent investigation, on our review of the Credit Agreement and the Notes and on certificates of public officials and/or certificates of officers or other representatives of the Borrower with respect to the matters contained in such opinion.

             Finally, with the exception of our opinion regarding
Regulation U set forth above, we express no opinion as to the effect of the compliance or noncompliance of the Lenders or the Agent with any state or federal laws or regulations applicable to the Lenders or the Agent by reason of such Person's status as or affiliation with a federally insured depository institution.

             This opinion is rendered only to the addressees hereof and is solely for their benefit. This opinion may not be relied upon by any other person, firm or corporation for any purpose without our prior written consent. We are not assuming any professional responsibility to any other person by rendering this opinion. Each of the matters set forth in this opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein or in any matters on which this opinion is based.

                                   Very truly yours,



                                   Jones, Day, Reavis & Pogue

                                                   EXHIBIT H

                OPINION OF BERGEN I. BULL, ESQ.,
                GENERAL COUNSEL FOR THE BORROWER


                                   [dated the Closing Date]

To the Lenders party to the Credit
  Agreement referred to below and
  Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Ladies and Gentlemen:

             I am Vice President, General Counsel and Secretary of NACCO Materials Handling Group, Inc., a Delaware corporation (the "Borrower"), and have acted as such in connection with the execution and delivery of the Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among the Borrower, the financial institutions named therein (the "Lenders"), and Morgan Guaranty Trust Company of New York, a New York banking corporation ("Morgan"), as agent for the Lenders (in such capacity, the "Agent"), providing for loans to the Borrower not exceeding $350,000,000 in aggregate outstanding principal amount.

             This opinion is being furnished to you pursuant to Section
3.1(c) of the Credit Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

             In connection with this opinion, I have examined originals or certified copies of the following documents:

             (i)          the Credit Agreement; and

             (ii)         the Notes.

             In addition, I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. As to any facts material to my opinions expressed below, I have relied, without independent verification, on certificates of public officials or certificates and representations of officers or other representatives of the Borrower. For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

             Based on the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

             1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes and the borrowings under the Credit Agreement will not violate any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

             2. There is no action, suit or proceeding pending or, to the best of my knowledge, threatened against or affecting the Borrower or any Subsidiary by or before any arbitrator, court or any governmental body or agency or official which, if adversely determined, would have a material adverse effect on the business, financial condition, operations or properties of the Borrower and its Subsidiaries, or which in any manner draws into question the validity of the Credit Agreement or the Note.

             I am admitted to the practice of law in the State of Oregon and no other jurisdiction.

             This opinion is rendered only to the addressees hereof and is solely for their benefit. This opinion may not be relied upon by any other person, firm or corporation for any purpose without my prior written consent.
I am not assuming any professional responsibility to any other person by rendering this opinion. Each of the matters set forth in this opinion is as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein or in any matters on which this opinion is based.

                            Very truly yours,


                            Bergen I. Bull
                            Vice President, General Counsel and
                              Secretary

                                                   EXHIBIT I


                           OPINION OF
                 DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE AGENT




                            [dated the Closing Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

             We have participated in the preparation of the Credit
Agreement (the "Credit Agreement") dated as of February 28, 1995 among NACCO Materials Handling Group, Inc., a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent") and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to
Section 3.1(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

             We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

             Upon the basis of the foregoing, we are of the opinion that:

             1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

             2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

             We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

             This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                   Very truly yours,

                                                   EXHIBIT J



              FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT




             AGREEMENT dated as of _________, 19__ among <NAME OF ASSIGNOR> (the "Assignor"), <NAME OF ASSIGNEE> (the "Assignee"), NACCO MATERIALS HANDLING GROUP, INC. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

             WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of February 28, 1995 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

             WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

             WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

             WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

             NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

             SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

             SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned

Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

             SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.
(1) It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.


____________________

(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

             [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.6(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

             SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

             SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                   <NAME OF ASSIGNOR>


                                   By_________________________
                                     Name:
                                     Title:



                                   <NAME OF ASSIGNEE>

                            By__________________________
                              Name:
                              Title:



                            NACCO MATERIALS HANDLING GROUP, INC.


                            By__________________________
                              Name:
                              Title:


                            MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as Agent


                            By__________________________
                              Name:
                              Title:

                                                   EXHIBIT K


                   FORM OF EXTENSION REQUEST





To Each of the Banks Referred to Below

Ladies and Gentlemen:

             We refer to the Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among NACCO Materials Handling Group, Inc., the Banks party thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

             We request that each Bank extend its Termination Date from February __, ____ to February __, ____.

             The foregoing extension shall become effective with respect to each Bank that returns a signed copy of this Extension Request to the Agent if, and only if, the Agent receives, before June 30, ____, counterparts hereof signed by Banks having at least 75% of the aggregate amount of the Commitments.

             If you agree to the foregoing extension, please sign this Extension Request in the space provided below and return the signed copy to the Agent at its address referred to in Section 9.1 of the Credit Agreement.

                            Very  truly yours,

                            NACCO MATERIALS HANDLING
                              GROUP, INC.


                            By____________________________
                              Name:
                              Title:


Each of the undersigned Banks
agrees to extend its Termination
Date as specified above.

<NAME OF BANK>


By__________________
  Name:
  Title:

                                                   EXHIBIT L

                         EXISTING LIENS



                                                      UCC
  Debtor                   Secured Party             Jurisdiction             File No.         Collateral
  ------                   -------------             ------------             --------         ----------
  Hyster Company           Hyster Credit Company     Secretary of State,      89324316         Equipment
                                                     California

  Hyster Company           Snap-On Tools             Secretary of State,      91188498         Equipment
                           (assignee)                California

  NACCO Materials          Hyster Credit Company,    Secretary of State,      85309734         Equipment/
  Handling Group, Inc.     a division of AT&T        California                                Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  NACCO Materials          Hyster Credit Company,    Secretary of State,      A187129R         Equipment/
  Handling Group, Inc.     a division of AT&T        Alabama                                   Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  Hyster Company           LaSalle Computer          Secretary of State,      2766317          Equipment
                           Corporation               Illinois

  Hyster Company           Lasalle Computer          Secretary of State,      2766323          Equipment
                           Corporation               Illinois

  Hyster Company           Lasalle Computer          Secretary of State,      2793944          Equipment
                           Corporation               Illinois

  Hyster Company           Lasalle Computer          Secretary of State,      2798315          Equipment
                           Corporation               Illinois

  Hyster Company           Lasalle Computer          Secretary of State,      2842020          Equipment
                           Corporation               Illinois

  Hyster Company           General Motors            Secretary of State,      2870734          Equipment
                           Corporation               Illinois

  Hyster Company           LaSalle Equipment         Secretary of State,      3068444          Equipment
                           Limited Partnership       Illinois
                           (assignee)

  Hyster Company           LaSalle Systems           Secretary of State,      3096262          Equipment
                           Leasing, Inc.             Illinois

  Hyster Company           Cincinnati Milacron       Secretary of State,      3208525          Equipment
                           Mktg. Co.                 Illinois

  Hyster Company           Norwest Equipment         Secretary of State,      3215085          Equipment
                           Finance, Inc.             Illinois
                           (assignee)

  NACCO Materials          EMC Corporation           Secretary of State,      3330950          Equipment
  Handling Group, Inc.                               Illinois
  (as amended)

  NACCO Materials          Hyster Credit Company,    Secretary of State,      2081366          Equipment/
  Handling Group, Inc.     a division of AT&T        Illinois                                  Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  Hyster Company           El Camino Resources,      Secretary of State,      3235262          Equipment
                           Ltd.                      Illinois

  NACCO Materials          Hyster Credit Company,    Vermilion County,        57184            Equipment/
  Handling Group, Inc.     a division of AT&T        Illinois                                  Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  NACCO Materials          Hyster Credit Company,    Secretary of State,      0173852          Equipment/
  Handling Group, Inc.     a division of AT&T        North Carolina                            Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  Hyster Company           Apollo Oil & Warehouse    Madison County,          93-8765          Equipment
                           Dist.                     Kentucky

  NACCO Materials          Hyster Credit Company,    Madison County,          85-7955          Equipment/
  Handling Group, Inc.     a division of AT&T        Kentucky                                  Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  NACCO Materials          Hyster Credit Company,    Secretary of State,      K22224           Equipment/
  Handling Group, Inc.     a division of AT&T        Oregon                                    Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  Hyster Company           AT&T                      Secretary of State,      P84170           Equipment
                                                     Oregon

  Hyster Company           El Camino Resources,      Secretary of State,      R94275           Equipment
                           Ltd.                      Oregon

  Yale Materials           Yale Financial            Pitt County,             901930           Equipment
  Handling Corporation     Services, Inc.            North Carolina
  (Lessee)                 (Lessor)


  Yale Materials           Heller Financial, Inc.    Secretary of State,      1041953          Equipment
  Handling Corporation                               New Jersey

  Yale Materials           Yale Financial            Secretary of State,      1356462          Equipment
  Handling Corporation     Services, Inc.            New Jersey
  (Lessee)                 (Lessor)

  NACCO Materials          Cincinnati Milacron       Secretary of State,      94-16102         Equipment
  Handling Group           Mktg. Co.                 Alabama

  NACCO Materials          Cincinnati Milacron       Secretary of State,      94-20248         Equipment
  Handling Group           Mktg. Co.                 Alabama

  NACCO Materials          Cincinnati Milacron       Secretary of State,      94-36983         Equipment
  Handling Group           Mktg. Co.                 Alabama

  NACCO Materials          Cincinnati Milacron       Secretary of State,      94-40583         Equipment
  Handling Group           Mktg. Co.                 Alabama

  NACCO Materials          Cincinnati Milacron       Secretary of State,      94-42078         Equipment
  Handling Group           Mktg. Co.                 Alabama

  NACCO Materials          Sanwa General             Secretary of State,      95-01964         Equipment
  Handling Group, Inc.     Equipment Leasing, a      Alabama
                           division of Sanwa
                           Business Credit
                           Corporation

  NACCO Materials          Cincinnati Milacron       Lamar County, Alabama    94-333           Equipment
  Handling Group           Mktg. Co.

  NACCO Materials          Cincinnati Milacron       Lamar County, Alabama    94-371           Equipment
  Handling Group           Mktg. Co.

  NACCO Materials          Cincinnati Milacron       Lamar County, Alabama    94-718           Equipment
  Handling Group           Mktg. Co.

  NACCO Materials          Cincinnati Milacron       Lamar County, Alabama    94-724           Equipment
  Handling Group           Mktg. Co.

  NACCO Materials          Sanwa General             Lamar County, Alabama    95-23            Equipment
  Handling Group, Inc.     Equipment Leasing, a
                           division of Sanwa
                           Business Credit
                           Corporation

  NACCO Materials          Xerox Corporation         Secretary of State,      3294821          Equipment
  Handling Group                                     Illinois

  NACCO Materials          Sanwa General             Secretary of State,      137551           Equipment
  Handling Group, Inc.     Equipment Leasing, a      Kentucky
                           division of Sanwa
                           Business Credit
                           Corporation

  NACCO Materials          Hyster Credit Company,    Secretary of State,      117354           Equipment/
  Handling Group, Inc.     a division of AT&T        Kentucky                                  Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  NACCO Materials          Hyster Credit Company,    Secretary of State,      895023           Equipment/
  Handling Group, Inc.     a division of AT&T        New Jersey                                Chattel Paper
  (as amended)             Commercial Finance
                           Corporation (as
                           amended)

  NACCO Materials          Sanwa General             Secretary of State,      1179131          Equipment
  Handling Group, Inc.     Equipment Leasing, a      North Carolina
                           division of Sanwa
                           Business Credit
                           Corporation

  NACCO Materials          Yale Financial            Secretary of State,      1113409          Equipment
  Handling Group, Inc.     Services, Inc.            North Carolina
  (Lessee)                 (Lessor)

  NACCO Materials          Sanwa General             Caldwell County, North   95-8             Equipment
  Handling Group, Inc.     Equipment Leasing, a      Carolina
  (Lessee)                 division of Sanwa
                           Business Credit
                           Corporation

  NACCO Materials          Yale Financial            Caldwell County, North   94-1407          Equipment
  Handling Group, Inc.     Services, Inc.            Carolina
  (Lessee)                 (Lessor)

  NACCO Materials          Yale Financial            Pitt County,             941480           Equipment
  Handling Group, Inc.     Services, Inc.            North Carolina
  (Lessee)                 (Lessor)

  NACCO Materials          Yale Financial            Secretary of State,      S11207           Equipment
  Handling Group, Inc.     Services, Inc.            Oregon

  NACCO Materials          Heritage Pullman Bank     Secretary of State,      S20912           Equipment/
  Handling Group, Inc.     & Trust (assignee)        Oregon                                    Proceeds

  NACCO Materials          Sanwa General             Secretary of State,      S37453           Equipment/
  Handling Group, Inc.     Equipment Leasing, a      Oregon                                    Proceeds
                           division of Sanwa
                           Business Credit
                           Corporation

  NACCO Materials          Sanwa General             Secretary of State,      S37454           Equipment/
  Handling Group, Inc.     Equipment Leasing, a      Oregon                                    Proceeds
                           division of Sanwa
                           Business Credit
                           Corporation


  NACCO Materials          Textron Financial         Secretary of State,      S35680           Equipment/
  Handling Group, Inc.     Corporation, Textron      Oregon                                    Proceeds
                           Capital Corporation
                           and their affiliates
                           (assignee)

  NACCO Materials          Textron Financial         Secretary of State,      S34586           Equipment/
  Handling Group, Inc.     Corporation, Textron      Oregon                                    Proceeds
                           Capital Corporation
                           and their affiliates
                           (assignee)

  NACCO Materials          SAFECO Credit Company,    Secretary of State,      R57714           Equipment
  Handling Group, Inc.     Inc.                      Oregon

                                                   EXHIBIT M

                      EXISTING INVESTMENTS


($US in thousands)
February 28, 1995




Dealer Capital Enhancement Program              $ 2,768
Yale Financial Services                         $ 2,036
Sumitomo Yale                                   $ 4,228
Dealer Loan                                     $    61
Australian Dealer                               $   986
Other                                           $ 1,921
                                                -------

Total Investments                               $12,000
                                                =======


                                                   EXHIBIT N

                   EXISTING ACCOMMODATION OBLIGATIONS


($US in thousands)
February 28, 1995


Guarantees:

         Wholesale Dealers (HCC)                $28,411
         Retail Dealers Parts and Units         $ 9,680
         Wholesale Dealers (YFS)                $51,270
         Domestic Retail Dealers (YFS)          $ 1,616
         Parts Repurchase Agreements (YFS)      $ 1,070
         Foreign Retail Dealers (GECC)          $ 1,398
         Other                                  $16,555
                                                -------

Total Accomodation Obligations                 $110,000
                                               ========